EXHIBIT 99.1

DIRECTORS AND EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

Set forth below is the name, business address and present occupation or employment of each director and executive officer of The Coca-Cola Company. Except as indicated below, each such person is a citizen of the United States. None of the directors or executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated. Directors of The Coca-Cola Company who are also executive officers of The Coca-Cola Company are indicated by an asterisk. Except as indicated below, the business address of each executive officer of The Coca-Cola Company is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Muhtar Kent*	Chairman of the Board of Directors of The Coca-Cola Company
James Quincey*	President and Chief Executive Officer of The Coca-Cola Company Mr. Quincey is a citizen of the United Kingdom.
Herbert A. Allen	President, Chief Executive Officer and a Director of Allen & Company Incorporated, a privately held investment firm	Allen & Company Incorporated 711 Fifth Avenue New York, NY 10022
Ronald W. Allen	Former Chairman of the Board, President and Chief Executive Officer of Aaron’s, Inc., a leading specialty retailer of consumer electronics, computers, residential furniture, household appliances and accessories	The Coca-Cola Company c/o The Corporate Secretary’s Office One Coca-Cola Plaza Atlanta, GA 30313
Marc Bolland	Head of European Portfolio Operations for The Blackstone Group International Partners LLP Mr. Bolland is a citizen of The Netherlands.	The Blackstone Group International Partners LLP 40 Berkeley Square London W1J 5AL - UK

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Ana Botín

Executive Chairman and a Director of Banco Santander, S.A., a global multinational bank, and a Director of Santander UK plc, a leading financial services provider in the United Kingdom, and a subsidiary of Banco Santander, S.A.

Ms. Botín is a citizen of Spain.

Santander UK plc 2 Triton Square Regent’s Place London NW1 3AN United Kingdom
Richard M. Daley	Executive Chairman of Tur Partners LLC, an investment and advisory firm focused on sustainable solutions within the urban environment	Tur Partners LLC 900 N. Michigan Avenue Suite 1720 Chicago, IL 60611
Barry Diller	Chairman of the Board and Senior Executive of IAC/InterActiveCorp, a leading media and internet company	IAC/InterActiveCorp 555 West 18th Street New York, New York 10011
Helene D. Gayle	Chief Executive Officer of The Chicago Community Trust, the third largest community foundation in the country	The Chicago Community Trust 225 N. Michigan Ave. Chicago, IL 60601
Alexis M. Herman	President and Chief Executive Officer of New Ventures, LLC, a corporate consulting company	New Ventures, LLC 633 Pennsylvania Avenue NW 3rd Floor Washington, D.C. 20004
Robert A. Kotick	President, Chief Executive Officer and a Director of Activision Blizzard, Inc. an interactive entertainment software company	Activision Blizzard, Inc. 3100 Ocean Park Boulevard Santa Monica, CA 90405
Maria Elena Lagomasino	Chief Executive Officer and Managing Partner of WE Family Offices, a multi-family office serving global high net worth families	WE Family Offices Rockefeller Center 1270 Avenue of the Americas Suite 2101 New York, NY 10020
Sam Nunn	Co-Chairman of the Nuclear Threat Initiative, a nonprofit organization working to reduce the global threats from nuclear, biological and chemical weapons	King & Spalding LLP 1180 Peachtree Street, NE Atlanta, Georgia 30309
David B. Weinberg	Chairman of the Board and Chief Executive Officer of Judd Enterprises, Inc., a private investment-management office with diverse interests in a variety of asset classes	Judd Enterprises, Inc. 401 N. Michigan Ave #3050 Chicago, IL 60611

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Muhtar Kent	Chairman of the Board of Directors of The Coca-Cola Company
James Quincey	President and Chief Executive Officer of The Coca-Cola Company Mr. Quincey is a citizen of the United Kingdom.
Francisco Crespo	Senior Vice President and Chief Growth Officer of The Coca-Cola Company
J. Alexander M. Douglas, Jr.	Executive Vice President of The Coca-Cola Company and President of Coca-Cola North America
Irial Finan	Executive Vice President of The Coca-Cola Company and President, Bottling Investments Group Mr. Finan is a citizen of Ireland.
Bernhard Goepelt	Senior Vice President, General Counsel and Chief Legal Officer of The Coca-Cola Company Mr. Goepelt is a citizen of Germany.
Ed Hays, PhD	Senior Vice President and Chief Technical Officer of The Coca-Cola Company
Robert Long	Senior Vice President and Chief Innovation Officer of The Coca-Cola Company
Jennifer K. Mann	Senior Vice President and Chief People Officer of The Coca-Cola Company
John Murphy	President of the Asia Pacific Group of The Coca-Cola Company Mr. Murphy is a citizen of Ireland.
Beatriz Perez	Senior Vice President and Chief PAC and Sustainability Officer of The Coca-Cola Company
Alfredo Rivera	President of the Latin America Group of The Coca-Cola Company Mr. Rivera is a citizen of Honduras.
Barry Simpson	Senior Vice President and Chief Information Officer of The Coca-Cola Company Mr. Simpson is a citizen of Australia.
Brian John Smith	President of the Europe, Middle East and Africa Group of The Coca-Cola Company
Kathy N. Waller	Executive Vice President, Chief Financial Officer and President of Enabling Services of The Coca-Cola Company

MANAGERS AND EXECUTIVE OFFICERS
OF
THE COCA-COLA TRADING COMPANY LLC

Set forth below is the name, business address and present occupation or employment of each manager and executive officer of The Coca-Cola Trading Company LLC. Except as indicated below, each such person is a citizen of the United States. None of the managers and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated. Managers of The Coca-Cola Trading Company LLC who are also executive officers of The Coca-Cola Trading Company LLC are indicated by an asterisk. Except as indicated below, the business address of each manager and executive officer of The Coca-Cola Trading Company LLC is One Coca-Cola Plaza, Atlanta, Georgia 30313.

MANAGERS OF THE COCA-COLA TRADING COMPANY LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Marie D. Quintero-Johnson	Vice President and Director of Mergers & Acquisitions of The Coca-Cola Company
Robert J. Jordan, Jr.*	Vice President and General Tax Counsel of The Coca-Cola Company
Larry M. Mark*	Vice President and Controller of The Coca-Cola Company

EXECUTIVE OFFICERS OF THE COCA-COLA TRADING COMPANY LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Ed Hays, PhD	Senior Vice President and Chief Technical Officer of The Coca-Cola Company; President of The Coca-Cola Trading Company LLC
Bernhard Goepelt	Senior Vice President, General Counsel and Chief Legal Officer of The Coca-Cola Company; Vice President and General Counsel of The Coca-Cola Trading Company LLC Mr. Goepelt is a citizen of Germany.
Robert J. Jordan, Jr.	Vice President and General Tax Counsel of The Coca-Cola Company; Vice President and General Tax Counsel of The Coca-Cola Trading Company LLC
Stephen A. Kremer	Deputy General Tax Counsel of The Coca-Cola Company; Vice President of The Coca-Cola Trading Company LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Larry M. Mark	Vice President and Controller of The Coca-Cola Company; Vice President and Controller of The Coca-Cola Trading Company
Christopher P. Nolan	Vice President and Treasurer of The Coca-Cola Company; Vice President and Treasurer of The Coca-Cola Trading Company LLC
Kathy N. Waller	Executive Vice President and Chief Financial Officer of The Coca-Cola Company; Vice President and Chief Financial Officer of The Coca-Cola Trading Company LLC
David W. Stowe	Director Commodity Risk of The Coca-Cola Company; Vice President of The Coca-Cola Trading Company LLC

MANAGERS AND EXECUTIVE OFFICERS OF COCA-COLA OASIS LLC

Set forth below is the name, business address, present occupation or employment of each manager and executive officer of Coca-Cola Oasis LLC.  Except as indicated below, each such person is a citizen of the United States.  None of the managers and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated.  Managers of Coca-Cola Oasis LLC who are also executive officers of Coca-Cola Oasis LLC are indicated by an asterisk.  Except as indicated below, the business address of each manager and executive officer of Coca-Cola Oasis LLC is One Coca-Cola Plaza, Atlanta, Georgia 30313.

MANAGERS OF COCA-COLA OASIS LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Marie D. Quintero-Johnson	Vice President and Director of Mergers & Acquisitions of The Coca-Cola Company
Robert J. Jordan, Jr.*	Vice President and General Tax Counsel of The Coca-Cola Company
Larry M. Mark*	Vice President and Controller of The Coca-Cola Company

EXECUTIVE OFFICERS OF COCA-COLA OASIS LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Bernhard Goepelt	Senior Vice President, General Counsel and Chief Legal Officer of The Coca-Cola Company; Vice President and General Counsel of Coca-Cola Oasis LLC Mr. Goepelt is a citizen of Germany.
Russell Jacobs	General Manager, Retail and Attractions of The Coca-Cola Company; Vice President of Coca-Cola Oasis LLC
Robert J. Jordan, Jr.	Vice President and General Tax Counsel of The Coca-Cola Company; Vice President and General Tax Counsel of Coca-Cola Oasis LLC
Stephen A. Kremer	Deputy General Tax Counsel of The Coca-Cola Company; Vice President of Coca-Cola Oasis LLC
Larry M. Mark	Vice President and Controller of The Coca-Cola Company; Vice President and Controller of Coca-Cola Oasis LLC
Christopher P. Nolan	Vice President and Treasurer of The Coca-Cola Company; President, Chief Executive Officer, and Treasurer of Coca-Cola Oasis LLC
Kathy N. Waller	Executive Vice President and Chief Financial Officer of The Coca-Cola Company; Vice President and Chief Financial Officer of Coca-Cola Oasis LLC

DIRECTORS AND EXECUTIVE OFFICERS OF CAROLINA COCA-COLA
BOTTLING INVESTMENTS, INC.

Set forth below is the name, business address, present occupation or employment of each director and executive officer of Carolina Coca-Cola Bottling Investments, Inc. Except as indicated below, each such person is a citizen of the United States. None of the directors and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated. Directors of Carolina Coca-Cola Bottling Investments, Inc. who are also executive officers of Carolina Coca-Cola Bottling Investments, Inc. are indicated by an asterisk. Except as indicated below, the business address of each director and executive officer of Carolina Coca-Cola Bottling Investments, Inc. is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Marie D. Quintero-Johnson	Vice President and Director of Mergers & Acquisitions of The Coca-Cola Company
Robert J. Jordan, Jr.*	Vice President and General Tax Counsel of The Coca-Cola Company
Larry M. Mark*	Vice President, Finance and Controller of The Coca-Cola Company

EXECUTIVE OFFICERS OF CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Bernhard Goepelt

Senior Vice President, General Counsel and Chief Legal Officer of The Coca-Cola Company; Vice President and General Counsel of Carolina Coca-Cola Bottling Investments, Inc.

Mr. Goepelt is a citizen of Germany.

Robert J. Jordan, Jr.	Vice President and General Tax Counsel of The Coca-Cola Company; Vice President and General Tax Counsel of Carolina Coca-Cola Bottling Investments, Inc.
Stephen A. Kremer	Deputy General Tax Counsel of The Coca-Cola Company; Vice President of Carolina Coca-Cola Bottling Investments, Inc.
Larry M. Mark	Vice President and Controller of The Coca-Cola Company; Vice President and Chief Financial Officer of Carolina Coca-Cola Bottling Investments, Inc.
Christopher P. Nolan	Vice President and Treasurer of The Coca-Cola Company; Vice President, Treasurer and Assistant Secretary of Carolina Coca-Cola Bottling Investments, Inc.
Kathy N. Waller	Executive Vice President and Chief Financial Officer of The Coca-Cola Company; President and Chief Executive Officer of Carolina Coca-Cola Bottling Investments, Inc.

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